UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NewPage Holding Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	05-0616158
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Courthouse Plaza, NE Dayton, Ohio	45463
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value US$0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-133367

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Securities to be Registered.

The class of securities to be registered hereby is the common stock, $0.01 par value per share (the “Common Stock”), of NewPage Holding Corporation (the “Registrant”).

The description of the Common Stock set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-133367) initially filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2006, as amended and supplemented (the “Form S-1”), is hereby incorporated by reference in response to this item. The description of the Common Stock set forth under the caption “Description of Capital Stock” contained in any prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933 in connection with the Form S-1 is hereby incorporated by reference in response to this item.

Item 2.  Exhibits.

Not Applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NewPage Holding Corporation

Dated: July 20, 2006	By:	/s/ Matthew L. Jesch
Name: Matthew L. Jesch
Title: Chief Financial Officer and Vice President

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